UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                First Financial Bancorp.

Item 8.01    Other Events.

On April 29, 2014, First Financial Bancorp., an Ohio corporation (the “Company”), and Guernsey Bancorp Inc., an Ohio corporation (“Guernsey”), issued a joint press release announcing the execution of an Agreement of Merger, dated as of April 29, 2014, by and among the Company, Guernsey and Robert Patrella, the sole shareholder of Guernsey.  Pursuant to the Agreement of Merger, Guernsey will merge with and into the Company.  Additionally, The Guernsey Bank, an Ohio state chartered bank and wholly owned subsidiary of Guernsey, will merge with and into First Financial Bank, National Association, a national banking association and a wholly owned subsidiary of the Company.  The Company and First Financial Bank, National Association will each be the survivor of their respective mergers.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release dated April 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ Anthony M. Stollings
Anthony M. Stollings
Executive Vice President, Chief Financial Officer
and Chief Administrative Officer

Date:	April 29, 2014

Form 8-K                                First Financial Bancorp.

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 29, 2014.